December 4, 2024

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for each of the funds comprising The Advisors’ Inner Circle Fund III (Commission File Number 811‑22920) listed in Appendix A (collectively, the Funds) and, under the date of December 27, 2023, we reported on the financial statements of the Funds as of October 31, 2023 and for the years or periods listed in Appendix A. On September 24, 2024, we were notified that we were dismissed.

We have read the statements made by the Funds included under Item 8 of Form N-CSR dated December 4, 2024, and we agree with such statements, except that we are not in a position to agree or disagree with the Funds’ statements in the second and third paragraphs.

Very truly yours,

/s/ KPMG LLP

Attachment

Appendix A

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund (Series S000075690)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from April 12, 2022 (commencement of operations) through October 31, 2022

Barrow Hanley Credit Opportunities Fund (Series S000075691)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from April 12, 2022 (commencement of operations) through October 31, 2022

Barrow Hanley Emerging Markets Value Fund (Series S000074889)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from December 29, 2021 (commencement of operations) through October 31, 2022

Barrow Hanley Floating Rate Fund (Series S000075692)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from April 12, 2022 (commencement of operations) through October 31, 2022

Barrow Hanley International Value Fund (Series S000074890)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from December 29, 2021 (commencement of operations) through October 31, 2022

Barrow Hanley Total Return Bond Fund (Series S000075693)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from April 12, 2022 (commencement of operations) through October 31, 2022

Barrow Hanley US Value Opportunities Fund (Series S000075694)

Statement of operations for the year ended October 31, 2023 and statements of changes in net assets and financial highlights for the year ended October 31, 2023 and for the period from April 12, 2022 (commencement of operations) through October 31, 2022